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                                                                    EXHIBIT 4-9B

                           SECOND AMENDMENT AGREEMENT


         SECOND AMENDMENT AGREEMENT dated as of January 9, 1995 between NEW JERSEY RESOURCES CORPORATION (the "Company") and J.P. MORGAN DELAWARE
(the "Bank").

                              W I T N E S S E T H:

         WHEREAS, Company and Bank are parties to that certain Credit Agreement dated as of August 1, 1991, as amended by a First Amendment Agreement dated as of September 1, 1993 (as so amended, the "Agreement"); and

         WHEREAS, Company and Bank wish to further amend the Agreement in certain respects:

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Definitions. Except as otherwise specified herein, capitalized terms used herein and defined in the Agreement shall have the respective meanings ascribed thereto in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the effective date hereof refer to the Agreement as amended hereby.


         2. Amendment. The definition of "Termination Date" is hereby amended by deleting the date "October 1, 1995" and inserting the date "October 1, 1996" in its place.


         3. Representations. Company hereby represents and warrants to Bank that:

         (A) the representations and warranties set forth in Section 5 of the Agreement are true and correct in all respects as if made on the date hereof and as if each reference therein to the Agreement were a reference to the Agreement as amended by this Second Amendment Agreement;

         (B) no Event of Default specified in Section 7 of the Agreement has occurred and is continuing; and

         (C) the making and performance by the Company of this Second Amendment Agreement have been duly authorized by all necessary corporate action.
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        4.     Miscellaneous.

        (A) Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.

        (B) The provisions of Section 2 of this Second Amendment Agreement are hereby incorporated into and made a part of the Agreement as if fully set forth therein.

        (C) This Second Amendment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this First Amendment Agreement by signing any such counterpart.

        (D) This Second Amendment Agreement shall be governed by and construed in accordance with the law of the State of Delaware.


         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



NEW JERSEY RESOURCES CORPORATION             J.P. MORGAN DELAWARE




By /s/ Glenn C. Lockwood                        By /s/ Philip S. Detjens
    ---------------------------                  ------------------------
    Title: Vice President & Controller           Title: Vice President